UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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NUZEE, INC.
(Name of Registrant as Specified In Its Charter)

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On January 29, 2021, NuZee, Inc. issued the press release below.

* * * * *

NUZEE ANNOUNCES NEW NOMINEES TO BOARD OF DIRECTORS

Nobuki Kurita and David G. Robson Nominated as Independent Directors to Join Board

Plano, Texas – January 29, 2021 - NuZee, Inc. (d/b/a Coffee Blenders®) (NASDAQ: NUZE) (“NuZee” or the “Company”), a leading U.S. producer and co-packer of specialty single serve pour-over coffee pouches and pour over drip cups, today announced that Nobuki Kurita and David G. Robson have been nominated by the Company’s Board of Directors (the “Board”) as independent directors for election at NuZee’s 2021 Annual Meeting of Stockholders to be held on March 3, 2021 (the “Annual Meeting”). The Company has filed its definitive proxy statement for the Annual Meeting, pursuant to which stockholders will be asked to elect five directors to the Board, consisting of the two new director nominees and current directors Masateru (Masa) Higashida, Kevin J. Conner, and J. Chris Jones.

David G. Robson	Nobuki Kurita

NuZee also announced that current directors Shanoop Kothari (who also serves as the Company’s Chief Financial Officer and Chief Operating Officer) and Allen S. Morton were not nominated for re-election, and their terms will expire at the Annual Meeting if their successors are elected. As previously disclosed, the Company has planned to identify a suitable candidate as a fourth independent director on the Board. Accordingly, Mr. Kothari will continue to serve as Chief Financial Officer and Chief Operating Officer.

Nobuki Kurita’s background includes serving as President and Chief Operating Officer of Restar Holdings Corporation, a company listed on the Tokyo Stock Exchange and a manufacturer of semiconductor products, from September 2017 until his retirement in March 2020. Prior to that, Mr. Kurita served as President of Sony China Co., Ltd from April 2012 to June 2016.

David G. Robson has served on the board of directors of Payference, a software business, since February 2020. Mr. Robson served as the CFO and Chief Compliance Officer of Farmer Brothers Co., a publicly traded national distributor of coffee, tea, and culinary products from February 2017 to November 2019. Previously, Mr. Robson served as the CFO of PIRCH, a curator and retailer of kitchen, bath, and outdoor home brands, from September 2014 to September 2016. From January 2012 to September 2014, Mr. Robson was the CFO of U.S. AutoParts. Prior to that, he served as the EVP and CFO of Mervyns LLC, a former discount department store chain, from 2007 to 2011.

Forward-looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical facts, including statements regarding expectations, hopes, intentions or strategies regarding the future are forward-looking statements. NuZee cautions you that such statements are only predictions and actual events or results may differ materially. These statements reflect NuZee’s current expectations, and NuZee does not undertake to update or revise these forward looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other NuZee statements will not be realized. Further, these statements involve risks and uncertainties, many of which are beyond NuZee’s control, which could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include: the effects of the COVID-19 pandemic on our operations and general economic conditions, general market acceptance of and demand for our products, and our need for substantial additional funds. For a description of additional factors that may cause NuZee’s actual results, performance or expectations to differ from any forward-looking statements, please review the information set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the SEC.

About NuZee and Coffee Blenders

NuZee, Inc. (d/b/a Coffee Blenders®) is a specialty coffee company and a leading U.S. single-serve pour-over coffee producer and co-packer. We own sophisticated packing equipment developed in Asia for single serve pour over coffee production. We co-pack single-serve pour-over coffee products for customers in the U.S. market and also co-pack for the Korean market.

Important Additional Information and Where to Find It

The Company, the Board, and the two new director nominees may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Annual Meeting. On January 27, 2021, the Company filed its definitive proxy statement (the “2021 Proxy Statement”) with the SEC in connection with the solicitation of proxies for the Annual Meeting. The Company will furnish to its stockholders the 2021 Proxy Statement, together with a form of proxy. STOCKHOLDERS ARE URGED TO READ THE 2021 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY MAY FILE WITH THE SEC CAREFULLY, AND IN THEIR ENTIRETY, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, is set forth in the 2021 Proxy Statement.

Stockholders may obtain, free of charge, copies of the 2021 Proxy Statement, any amendments or supplements thereto and any other documents (including the form of proxy) filed by the Company with the SEC in connection with the Annual Meeting at the SEC’s website (http://www.sec.gov), at the Company’s website (https://mynuzee.com/annual-meeting-information), or by directing a request by mail to NuZee, Inc., Attention: Investor Relations, 1401 Capital Avenue, Suite B, Plano, Texas 75074.

NuZee Investor Relations:

Shanoop Kothari

Vice President, Chief Financial Officer and
Chief Operating Officer

(713) 530-7688

shanoop@coffeeblenders.com